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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-51374 on Form S-6 of our report dated December 20, 2000, relating to the statement of condition of Equity Investor Fund, Select Series, Institutional Holdings Portfolio 2000 Series E, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
December 20, 2000

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